Exhibit 99.1

Priceline.com Reports Financial Results for 4th Quarter and Full-Year 2013
NORWALK, Conn., February 20, 2014. . . The Priceline Group (NASDAQ: PCLN) today reported its 4th quarter and full-year 2013 financial results. Fourth quarter gross travel bookings for The Priceline Group (the “Group”), which refers to the total dollar value, generally inclusive of all taxes and fees, of all travel services purchased by its customers, were $9.1 billion, an increase of 38.8% over a year ago (approximately 39% on a local currency basis).
The Group's gross profit for the 4th quarter was $1.3 billion, a 41.9% increase from the prior year. International operations contributed gross profit in the 4th quarter of $1.15 billion, a 38% increase versus a year ago (approximately 38% on a local currency basis). The Group had GAAP net income applicable to common shareholders for the 4th quarter of $378 million, or $7.14 per diluted share, which compares to $289 million or $5.63 per diluted share, in the same period a year ago.
Non-GAAP net income in the 4th quarter was $471 million, a 35.2% increase versus the prior year. Non-GAAP net income was $8.85 per diluted share, compared to $6.77 per diluted share a year ago. FactSet consensus for the 4th quarter 2013 was $8.29 per diluted share. Adjusted EBITDA for the 4th quarter 2013 was $578 million, an increase of 35.8% over a year ago. The section below entitled "Non-GAAP Financial Measures" provides definitions and information about the use of non-GAAP financial measures in this press release, and the attached financial and statistical supplement reconciles non-GAAP financial information with the Group's financial results under GAAP.
For the full-year 2013, the Group had gross travel bookings of $39.2 billion, a 37.7% increase compared to 2012 (approximately 38% on a local currency basis). Gross profit for the Group in 2013 was $5.7 billion, a 40.0% increase from the prior year. International operations contributed full-year gross profit of $5.02 billion, a 41% increase versus the prior year (approximately 40% on a local currency basis). The Group had GAAP net income for full-year 2013 of $1.9 billion, or $36.11 per diluted share, which compares to $1.4 billion or $27.66 per diluted share in 2012.
Non-GAAP net income for 2013 was $2.2 billion, a 36.3% increase versus the prior year. Non-GAAP net income was $41.72 per diluted share, compared to $31.28 per diluted share a year ago. Adjusted EBITDA for 2013 was $2.7 billion, an increase of 35.9% over a year ago.
“The Priceline Group finished 2013 with a strong 4th quarter, reporting accelerating hotel, rental car and airline ticket unit growth,” said Darren Huston, President and CEO of The Priceline Group.  The Group’s full year room night reservations of 271 million grew by 37%, as compared to 40% in 2012, reflecting only modest deceleration on a large scale business.”
Looking forward, Mr. Huston said, “The Group’s brands are off to a solid start in 2014, with continued investment in broadening our offerings, building our brands and providing a superior experience to our customers.”
The Priceline Group said it was targeting the following for 1st quarter 2014:

•	Year-over-year increase in total gross travel bookings of approximately 23% - 33% (an increase of approximately 23% - 33% on a local currency basis).

•	Year-over-year increase in international gross travel bookings of approximately 25% - 35% (an increase

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of approximately 25% - 35% on a local currency basis).

•	Year-over-year increase in domestic gross travel bookings of approximately 15% - 20%.

•	Year-over-year increase in revenue of approximately 15% - 25%.

•	Year-over-year increase in gross profit of approximately 22% - 32%.

•	Adjusted EBITDA of approximately $420 million to $450 million.

•	Non-GAAP net income per diluted share between $6.35 and $6.85.
Non-GAAP guidance for the 1st quarter 2014:

•	excludes non-cash amortization expense of intangibles,

•	excludes non-cash stock-based employee compensation expense,

•	excludes non-cash interest expense and gains or losses on early debt extinguishment, if any, related to cash settled convertible debt,

•
excludes the impact, if any, of significant charges or benefits associated with judgments, rulings and/or settlements related to travel transaction tax (e.g., hotel occupancy taxes, excise taxes, sales taxes, etc.) proceedings,

•	excludes non-cash income tax expense and reflects the impact on income taxes of certain of the non-GAAP adjustments, and

•	includes the dilutive impact of unvested restricted stock units and performance share units because non-GAAP net income has been adjusted to exclude stock-based employee compensation.
In addition to the adjustments above, adjusted EBITDA excludes depreciation and amortization expense, interest income, interest expense and income taxes and includes the impact of foreign currency transactions and other expenses.
When aggregated, the non-GAAP adjustments are expected to increase adjusted EBITDA over GAAP net income by approximately $160 million in the 1st quarter 2014. In addition, the non-GAAP adjustments are expected to increase non-GAAP net income over GAAP net income by approximately $73 million in the 1st quarter 2014. The Group estimates GAAP net income per diluted share between $5.02 and $5.52 for the 1st quarter 2014.
Information About Forward-Looking Statements
This press release contains forward-looking statements. These forward-looking statements reflect the views of the Group's management regarding current expectations and projections about future events and are based on currently available information and current foreign currency exchange rates. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed, implied or forecasted in any such forward-looking statements. Expressions of future goals and similar expressions including, "may," "will," "should," "could," "expects," "plans," "anticipates," "intends," "believes," "estimates," "predicts," "potential," "targets," or "continue," reflecting something other than historical fact are intended to identify forward-looking statements.
The following factors, among others, could cause the Group's actual results to differ materially from those described in the forward-looking statements:
-- adverse changes in general market conditions for leisure and other travel services;
-- the effects of increased competition;
-- our ability to expand successfully in international markets;
-- our online advertising efficiency;
-- fluctuations in foreign exchange rates and other risks associated with doing business in multiple currencies;
-- the ability to attract and retain qualified personnel;
-- adverse changes in the Group's relationships with travel service providers;
-- a change by a major search engine to its search engine algorithms that negatively affects our placement in search results;
-- systems-related failures and/or security breaches;
-- an adverse outcome in one or more travel transaction tax (e.g., hotel occupancy taxes, excise taxes, sales taxes,

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etc.) proceedings in which we are involved; and
-- legal and regulatory risks.
For a detailed discussion of these and other factors that could cause the Group's actual results to differ materially from those described in the forward-looking statements, please refer to the Group's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and any subsequently filed Quarterly Reports on Form 10-Q. Unless required by law, the Group undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures
Adjusted EBITDA represents GAAP net income excluding depreciation and amortization expense, interest income, interest expense, net income (loss) attributable to noncontrolling interests and income taxes and is adjusted to exclude stock-based employee compensation expense, gains and losses on early debt extinguishment, significant charges or credits associated with judgments, rulings and/or settlements related to travel transaction tax (e.g., hotel occupancy taxes, excise taxes, sales taxes, etc.) proceedings and significant acquisition costs.
Non-GAAP gross profit, adjusted EBITDA, non-GAAP operating income, non-GAAP net income and non-GAAP net income per share are "non-GAAP financial measures," as such term is defined by the Securities and Exchange Commission, and may differ from non-GAAP financial measures used by other companies. The Group believes that non-GAAP gross profit, adjusted EBITDA, non-GAAP operating income, non-GAAP net income and non-GAAP net income per share that exclude certain non-cash or non-recurring income or expense items are useful for analysts and investors to evaluate the Group's on-going performance because they provide a useful comparison of the Group's projected cash earnings and performance with its historical results from prior periods and to those of its competitors. These non-GAAP metrics, in particular adjusted EBITDA, non-GAAP operating income, and non-GAAP net income are not intended to represent funds available for the Group's discretionary use and are not intended to represent or to be used as a substitute for operating income, net income or cash flows from operations data as measured under GAAP. The items excluded from these non-GAAP metrics, but included in the calculation of their closest GAAP equivalent, are significant components of consolidated statements of income and must be considered in performing a comprehensive assessment of overall financial performance.
Non-GAAP financial information for the three and twelve months ended December 31, 2013 is adjusted for the following items:

•	Amortization expense of intangibles is excluded because it does not impact cash earnings.

•	Stock-based employee compensation expense is excluded because it does not impact cash earnings and is reflected in earnings per share through increased share count.

•	Interest expense related to the amortization of debt discount and gains or losses on early debt extinguishment related to convertible debt are excluded because they are non-cash in nature.

•
Significant charges or credits associated with judgments, rulings and/or settlements related to travel transaction tax (e.g., hotel occupancy taxes, excise taxes, sales taxes, etc.) proceedings, including the $6.3 million credit recorded in the 4th quarter 2013 related to a favorable ruling and settlement in the District of Columbia, the $20.5 million charge (including estimated interest and penalties) recorded in the 1st quarter 2013, principally related to unfavorable rulings in the State of Hawaii and the District of Columbia, and the $16.1 million charge (including estimated interest and penalties) recorded in the 4th quarter of 2012, primarily related to an unfavorable ruling in the State of Hawaii, are excluded because the amount and timing of these items are unpredictable, are not driven by core operating results and render comparisons with prior periods less meaningful.

•	Significant costs related to acquisitions are excluded because the expense is not driven by core operating results and renders comparisons with prior periods less meaningful.

•
Income tax expense is adjusted for the tax impact of certain of the non-GAAP adjustments described above and to exclude tax expense recorded where no actual tax payments are owed because of available net operating loss carryforwards.

•	Net income (loss) attributable to noncontrolling interests is adjusted for the impact of certain of the non-GAAP adjustments described above.

•	For calculating non-GAAP net income per share:

◦	net income is adjusted for the impact of the non-GAAP adjustments described above; and

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◦
additional unvested restricted stock units and performance share units are included in the calculation of non-GAAP net income per share because non-GAAP net income has been adjusted to exclude stock-based employee compensation expense.

The presentation of this financial information should not be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles in the United States. The attached financial and statistical supplement reconciles non-GAAP financial information with the Group's financial results under GAAP.

About The Priceline Group
The Priceline Group (NASDAQ: PCLN) is a leader in global online travel reservations.  The Group is composed of five primary brands - Booking.com, priceline.com, Agoda.com, KAYAK and rentalcars.com, and several ancillary brands.  The Priceline Group provides online travel services in over 190 countries and territories in Europe, North America, South America, the Asia-Pacific region, the Middle East and Africa.

Booking.com is the number one online hotel reservation service in the world, offering over 425,000 hotels and other accommodations (as of February 18, 2014), and is available in 42 languages.  More recent counts are available on the Booking.com website.  Priceline.com gives leisure travelers multiple ways to save on their airline tickets, hotel rooms, rental cars, vacation packages and cruises.  In addition to getting compelling published prices, travelers can take advantage of priceline.com's famous Name Your Own Price® service, which can deliver the lowest prices available, or Express Deals®, where travelers can take advantage of hotel discounts without bidding.  Agoda.com is an Asia-based online hotel reservation service that is available in 38 languages.  KAYAK websites and mobile apps allow people to easily compare hundreds of travel sites at once.  Rentalcars.com is a multinational rental car reservation service, offering its services in over 6,000 locations and providing customer support in 40 languages.
###
For Press Information: Leslie Cafferty (203) 299-8121 leslie.cafferty@pricelinegroup.com

For Investor Relations: Matthew Tynan (203) 299-8487 matt.tynan@pricelinegroup.com

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priceline.com Incorporated
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$1,289,994	$1,536,349
Restricted cash	10,476	6,641
Short-term investments	5,462,720	3,646,845
Accounts receivable, net of allowance for doubtful accounts of $14,116 and $10,322, respectively	535,962	367,512
Prepaid expenses and other current assets	107,102	84,290
Deferred income taxes	74,687	40,738
Total current assets	7,480,941	5,682,375

Property and equipment, net	135,053	89,269
Intangible assets, net	1,019,985	208,113
Goodwill	1,767,912	522,672
Deferred income taxes	7,055	31,485
Other assets	33,514	35,828
Total assets	$10,444,460	$6,569,742

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$247,345	$184,648
Accrued expenses and other current liabilities	545,342	387,911
Deferred merchant bookings	437,127	368,823
Convertible debt	151,931	520,344
Total current liabilities	1,381,745	1,461,726

Deferred income taxes	326,425	45,159
Other long-term liabilities	75,981	68,944
Convertible debt	1,742,047	881,996
Total liabilities	3,526,198	2,457,825

Redeemable noncontrolling interests	—	160,287
Convertible debt	8,533	54,655

Stockholders' equity:
Common stock, $0.008 par value, authorized 1,000,000,000 shares, 61,265,160 and 58,055,586 shares issued, respectively	476	450
Treasury stock, 9,256,721 and 8,184,787, respectively	(1,987,207)	(1,060,607)
Additional paid-in capital	4,592,979	2,612,197
Accumulated earnings	4,218,752	2,368,611
Accumulated other comprehensive income (loss)	84,729	(23,676)
Total stockholders' equity	6,909,729	3,896,975
Total liabilities and stockholders' equity	$10,444,460	$6,569,742

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priceline.com Incorporated
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Agency revenues	$999,687	$715,063	$4,410,689	$3,142,815
Merchant revenues	481,782	472,350	2,211,474	2,104,752
Advertising and other revenues	59,684	3,227	171,143	13,389
Total revenues	1,541,153	1,190,640	6,793,306	5,260,956
Cost of revenues	207,852	250,890	1,077,420	1,177,275
Gross profit	1,333,301	939,750	5,715,886	4,083,681
Operating expenses:
Advertising — Online	399,193	306,817	1,798,645	1,273,637
Advertising — Offline	27,709	5,973	127,459	35,492
Sales and marketing	58,425	49,991	235,817	195,934
Personnel, including stock-based compensation of $49,530, $19,875, $140,526 and $71,565, respectively	212,034	122,912	698,692	466,828
General and administrative	74,799	50,403	252,994	173,171
Information technology	23,173	11,711	71,890	43,685
Depreciation and amortization	37,121	17,628	117,975	65,141
Total operating expenses	832,454	565,435	3,303,472	2,253,888
Operating income	500,847	374,315	2,412,414	1,829,793
Other income (expense):
Interest income	1,285	856	4,167	3,860
Interest expense	(22,192)	(16,856)	(83,289)	(62,064)
Foreign currency transactions and other	(29,753)	(2,293)	(36,755)	(9,720)
Total other income (expense)	(50,660)	(18,293)	(115,877)	(67,924)
Earnings before income taxes	450,187	356,022	2,296,537	1,761,869
Income tax expense	72,110	66,427	403,739	337,832
Net income	378,077	289,595	1,892,798	1,424,037
Less: net income attributable to noncontrolling interests	—	932	135	4,471
Net income applicable to common stockholders	$378,077	$288,663	$1,892,663	$1,419,566
Net income applicable to common stockholders per basic common share	$7.32	$5.79	$37.17	$28.48
Weighted average number of basic common shares outstanding	51,632	49,870	50,924	49,840
Net income applicable to common stockholders per diluted common share	$7.14	$5.63	$36.11	$27.66
Weighted average number of diluted common shares outstanding	52,938	51,241	52,413	51,326

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priceline.com Incorporated
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended December 31,
	2013	2012	2011
OPERATING ACTIVITIES:
Net income	$1,892,798	$1,424,037	$1,059,131
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	48,365	32,818	20,648
Amortization	69,610	32,323	33,176
Provision for uncollectible accounts, net	16,451	16,094	9,331
Deferred income tax expense (benefit)	(11,104)	19,596	44,747
Stock-based compensation and other stock based payments	142,098	72,035	66,194
Amortization of debt issuance costs	7,898	5,212	2,360
Amortization of debt discount	55,718	39,820	21,414
Loss on early extinguishment of debt	26,661	—	32
Changes in assets and liabilities:
Accounts receivable	(111,572)	(105,277)	(125,793)
Prepaid expenses and other current assets	(6,909)	(40,793)	12,213
Accounts payable, accrued expenses and other current liabilities	182,163	256,021	210,325
Other	(10,741)	33,864	(11,966)
Net cash provided by operating activities	2,301,436	1,785,750	1,341,812

INVESTING ACTIVITIES:
Purchase of investments	(9,955,800)	(6,352,495)	(3,005,397)
Proceeds from sale of investments	8,291,283	4,799,412	2,229,563
Additions to property and equipment	(84,445)	(55,158)	(46,833)
Acquisitions and other equity investments, net of cash acquired	(331,918)	(33,861)	(68,192)
Proceeds from foreign currency contracts	3,266	86,159	31,045
Payments on foreign currency contracts	(81,870)	(4,014)	(42,032)
Change in restricted cash	(2,783)	(2,756)	(2,922)
Net cash used in investing activities	(2,162,267)	(1,562,713)	(904,768)

FINANCING ACTIVITIES:
Proceeds from the issuance of convertible senior notes	980,000	1,000,000	—
Payment of debt issuance costs	(1,018)	(20,916)	—
Payments related to conversion of senior notes	(414,569)	(1)	(213)
Repurchase of common stock	(883,515)	(257,021)	(163,171)
Payments to purchase subsidiary shares from noncontrolling interests	(192,530)	(61,079)	(12,986)
Proceeds from exercise of stock options	91,607	2,683	4,302
Proceeds from the termination of conversion spread hedges	19	—	—
Payments of stock issuance costs	(1,191)	—	—
Excess tax benefit from stock-based compensation	17,686	5,189	21,041
Net cash (used in) provided by financing activities	(403,511)	668,855	(151,027)

Effect of exchange rate changes on cash and cash equivalents	17,987	11,621	(12,148)
Net (decrease) increase in cash and cash equivalents	(246,355)	903,513	273,869
Cash and cash equivalents, beginning of period	1,536,349	632,836	358,967
Cash and cash equivalents, end of period	$1,289,994	$1,536,349	$632,836

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for income taxes	$391,169	$300,539	$232,762
Cash paid during the period for interest	$20,954	$13,933	$7,573
Non-cash fair value increase for redeemable noncontrolling interests	$42,522	$84,693	$91,743
Non-cash financing activity for acquisitions	$1,546,748	$—	$—

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priceline.com Incorporated
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands, except per share data)

RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP GROSS PROFIT		Three Months Ended December 31,		Year Ended December 31,
		2013	2012	2013	2012
	GAAP Gross profit	1,333,301	939,750	$5,715,886	$4,083,681

(a)	Adjustments for (credits) charges related to travel transaction tax judgments, rulings and settlements	(6,311)	16,126	14,239	16,126

	Non-GAAP Gross profit	$1,326,990	$955,876	$5,730,125	$4,099,807

RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP OPERATING INCOME		Three Months Ended December 31,		Year Ended December 31,
		2013	2012	2013	2012
	GAAP Operating income	500,847	374,315	2,412,414	1,829,793

(a)	Adjustments for (credits) charges related to travel transaction tax judgments, rulings and settlements	(6,311)	16,126	14,239	16,126
(b)	Stock-based employee compensation	49,530	19,875	140,526	71,565
(c)	Acquisition costs	—	—	6,444	—
(d)	Amortization of intangible assets	22,722	8,131	69,610	32,323

	Non-GAAP Operating income	$566,788	$418,447	$2,643,233	$1,949,807
	Non-GAAP Operating income as a % of Non-GAAP Gross profit	42.7%	43.8%	46.1%	47.6%

RECONCILIATION OF GAAP OTHER INCOME (EXPENSE) TO NON-GAAP OTHER EXPENSE RECORDED BELOW OPERATING INCOME		Three Months Ended December 31,		Year Ended December 31,
		2013	2012	2013	2012
	GAAP Other income (expense)	$(50,660)	$(18,293)	$(115,877)	$(67,924)

(g)	Debt discount amortization related to convertible debt	13,844	10,989	54,213	39,820
(g)	Loss on early extinguishment of debt	26,661	—	26,661	—
(i)	Net income attributable to noncontrolling interests	—	(932)	(135)	(4,471)
(k)	Impact on noncontrolling interests of certain other Non-GAAP adjustments	—	126	(440)	(797)

	Non-GAAP Other expense recorded below Operating income	$(10,155)	$(8,110)	$(35,578)	$(33,372)

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priceline.com Incorporated
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands, except per share data)

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA		Three Months Ended December 31,		Year Ended December 31,
		2013	2012	2013	2012
	GAAP Net income applicable to common stockholders	$378,077	$288,663	$1,892,663	$1,419,566

(a)	Adjustments for (credits) charges related to travel transaction tax judgments, rulings and settlements	(6,311)	16,126	14,239	16,126
(b)	Stock-based employee compensation	49,530	19,875	140,526	71,565
(c)	Acquisition costs	—	—	6,444	—
(e)	Depreciation and amortization	37,121	17,628	117,975	65,141
(f)	Interest income	(1,285)	(856)	(4,167)	(3,860)
(f)	Interest expense	22,192	16,856	83,289	62,064
(g)	Loss on early extinguishment of debt	26,661	—	26,661	—
(h)	Income tax expense	72,110	66,427	403,739	337,832
(i)	Net income attributable to noncontrolling interests	—	932	135	4,471

	Adjusted EBITDA	$578,095	$425,651	$2,681,504	$1,972,905

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME		Three Months Ended December 31,		Year Ended December 31,
		2013	2012	2013	2012
	GAAP Net income applicable to common stockholders	$378,077	$288,663	$1,892,663	$1,419,566

(a)	Adjustments for (credits) charges related to travel transaction tax judgments, rulings and settlements	(6,311)	16,126	14,239	16,126
(b)	Stock-based employee compensation	49,530	19,875	140,526	71,565
(c)	Acquisition costs	—	—	6,444	—
(d)	Amortization of intangible assets	22,722	8,131	69,610	32,323
(g)	Debt discount amortization related to convertible debt	13,844	10,989	54,213	39,820
(g)	Loss on early extinguishment of debt	26,661	—	26,661	—
(j)	Adjustments for the tax impact of certain of the Non-GAAP adjustments and to exclude non-cash income taxes	(13,406)	4,628	(7,222)	33,627
(k)	Impact on noncontrolling interests of certain other Non-GAAP adjustments	—	126	(440)	(797)

	Non-GAAP Net income applicable to common stockholders	$471,117	$348,538	$2,196,694	$1,612,230

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priceline.com Incorporated
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands, except per share data)

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME PER DILUTED COMMON SHARE		Three Months Ended December 31,		Year Ended December 31,
		2013	2012	2013	2012
	GAAP weighted average number of diluted common shares outstanding	52,938	51,241	52,413	51,326

(l)	Adjustment for unvested restricted stock units and performance units	272	229	245	215
	Non-GAAP weighted average number of diluted common shares outstanding	53,210	51,470	52,658	51,541
	Net income applicable to common stockholders per diluted common share
	GAAP	$7.14	$5.63	$36.11	$27.66
	Non-GAAP	$8.85	$6.77	$41.72	$31.28

(a)
Adjustments for charges and credits associated with judgments, rulings and settlements for travel transaction tax proceedings (including estimated interest and penalties), principally in the State of Hawaii and the District of Columbia.

(b)	Stock-based employee compensation is recorded in Personnel expense.
(c)	Adjustment for KAYAK acquisition costs is recorded in General and administrative expense.
(d)	Amortization of intangible assets is recorded in Depreciation and amortization.
(e)	Depreciation and amortization are excluded from Net income to calculate Adjusted EBITDA.
(f)	Interest income and Interest expense are excluded from Net income to calculate Adjusted EBITDA.
(g)	Non-cash interest expense related to the amortization of debt discount and loss on early debt extinguishment are recorded in Interest expense and Foreign currency transactions and other, respectively.
(h)	Income tax expense is excluded from Net income to calculate Adjusted EBITDA.
(i)	Net income attributable to noncontrolling interests is excluded from Net income to calculate Adjusted EBITDA.
(j)	Adjustments for the tax impact of certain of the non-GAAP adjustments and to exclude non-cash income taxes.
(k)	Impact of other non-GAAP adjustments on Net income attributable to noncontrolling interests.
(l)
Additional shares of restricted stock units and performance share units are included in the calculation of non-GAAP net income per share because non-GAAP net income has been adjusted to exclude stock-based compensation expense.

 For a more detailed discussion of the adjustments described above, please see the section in our press release entitled "Non-GAAP Financial Measures" which provides a definition and information about the use of non-GAAP financial measures.

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priceline.com Incorporated
Statistical Data
In millions
(Unaudited)

Gross Bookings	4Q11	1Q12	2Q12	3Q12	4Q12	1Q13	2Q13	3Q13	4Q13
International	$3,912	$5,451	$5,952	$6,473	$5,494	$7,783	$8,579	$9,179	$7,758
Domestic	1,044	1,260	1,377	1,359	1,090	1,370	1,538	1,586	1,379
Total	$4,956	$6,712	$7,329	$7,831	$6,584	$9,153	$10,118	$10,765	$9,138

Agency	$3,982	$5,528	$6,031	$6,423	$5,302	$7,648	$8,425	$9,023	$7,576
Merchant	973	1,184	1,298	1,408	1,282	1,505	1,692	1,742	1,562
Total	$4,956	$6,712	$7,329	$7,831	$6,584	$9,153	$10,118	$10,765	$9,138

Gross Bookings Year/Year Growth
International	65.5%	54.2%	33.1%	29.7%	40.4%	42.8%	44.1%	41.8%	41.2%
excluding F/X impact	67%	58%	44%	41%	43%	43%	44%	41%	42%
Domestic	15.8%	11.7%	5.3%	7.2%	4.4%	8.7%	11.7%	16.7%	26.5%

Agency	55.7%	46.2%	27.6%	25.4%	33.1%	38.3%	39.7%	40.5%	42.9%
Merchant	37.5%	34.0%	23.1%	24.0%	31.8%	27.1%	30.3%	23.7%	21.8%

Total	51.8%	43.9%	26.8%	25.2%	32.9%	36.4%	38.0%	37.5%	38.8%
excluding F/X impact	53%	47%	35%	34%	35%	37%	38%	36%	39%

Units Sold	4Q11	1Q12	2Q12	3Q12	4Q12	1Q13	2Q13	3Q13	4Q13
Hotel Room-Nights and Accommodations	33.6	45.9	50.2	55.2	46.2	63.2	69.4	74.8	63.1
Year/Year Growth	52.8%	47.0%	39.1%	35.9%	37.6%	37.7%	38.2%	35.6%	36.5%

Rental Car Days	5.3	6.9	8.6	9.4	7.2	9.9	12.5	12.0	9.5
Year/Year Growth	34.3%	40.6%	29.4%	34.9%	36.5%	43.3%	46.3%	27.5%	32.3%

Airline Tickets	1.4	1.6	1.7	1.7	1.4	1.7	1.7	1.8	1.8
Year/Year Growth	5.6%	4.9%	(1.8)%	6.1%	1.7%	1.4%	1.8%	8.6%	28.1%

	4Q11	1Q12	2Q12	3Q12	4Q12	1Q13	2Q13	3Q13	4Q13
Revenue	$990.8	$1,037.2	$1,326.8	$1,706.3	$1,190.6	$1,302.0	$1,680.2	$2,269.9	$1,541.2
Year/Year Growth	35.5%	28.2%	20.3%	17.4%	20.2%	25.5%	26.6%	33.0%	29.4%

Gross Profit	$724.7	$743.3	$1,004.1	$1,396.5	$939.8	$1,009.7	$1,383.9	$1,989.1	$1,333.3
Year/Year Growth	51.5%	47.0%	34.0%	26.9%	29.7%	35.8%	37.8%	42.4%	41.9%

Amounts may not total due to rounding.

Gross bookings is an operating and statistical metric that captures the total dollar value, generally inclusive of taxes and fees, of all travel services booked by our customers.

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